UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

PRESSURE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21615	04-2652826
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue
South Easton, Massachusetts 02375

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (508) 230-1828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):\

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2013 (the “Closing Date”), Pressure BioSciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with an institutional investor (the "Investor"), whereby the Company agreed to sell and the Investor agreed to purchase, an aggregate of $500,000 in principal amount of 10% convertible debentures (the “Debentures”).

The Debentures are to be funded in accordance with the following schedule: $250,000 upon the Closing Date, $100,000 on or before the 30th day immediately following the Closing Date, and $150,000 on or before the 60th day immediately following the Closing Date.  The Debentures mature one (1) year from their issuance date.

The Company has the option to prepay the Debentures at any time.  If the Company elects to prepay the Debentures, the Company is required to pay to the Investor an amount in cash equal to 120% multiplied by the sum of all principal, interest and any other amounts owing. The Debentures are convertible into common stock, at the Investor’s option, at a price of $0.40 per share as long as the Company is not in default under the Debentures, or is in default but cures the default in less than 10 days.  If the Company is in default, then the conversion price shall be the lesser of $0.40 per share or (ii) sixty-five percent (65%) of the lowest traded price of the common stock as quoted by Bloomberg L.P. during the ten (10) trading days immediately preceding the conversion date.

Under the Agreement, while the Investor (or its successor or assign) holds any Debentures, if the Company proposes to offer and sell any equity or convertible debt securities primarily for purposes of financing the operations or business of the Company, the Company shall provide to the investor (or its successor or assign) written notice stating the number of securities proposed to be offered and sold, the total purchase price, the terms of payment, and any other material terms of the offer.  For a period of three business days after its receipt of such notice, the Investor (or its successor or assign) may, by written notice delivered to the Company within such time period, accept such offer and elect to purchase all or any portion of such securities on the terms set forth in the notice provided by the Company and similar terms as other investors that purchase securities in such offering.

The Investor has agreed to restrict its ability to convert the Debentures and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The Debentures also provide for penalties and rescission rights if we do not deliver shares of our common stock upon conversion within the time periods specified in the debentures.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, Investor is an accredited investor, Investor had access to information about the Company and their investment, Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The description of the Agreement and Debentures does not purport to be complete and is qualified in its entirety by reference to the Agreement and Debentures, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Convertible Debenture dated June 7, 2013.
10.1	Securities Purchase Agreement dated June 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Date: June 13, 2013	By:	/s/ Richard T. Schumacher
Richard T. Schumacher President and Chief Executive Officer